EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Arena Resources, Inc.

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Arena Resources, Inc. of our report dated March 14, 2006 with respect to the financial statements of Arena Resources, Inc. which appear in Arena Resources, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

/s/ Hansen, Barnett & Maxwell

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
July 11, 2006